SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Starbucks Corporation

(Name of Registrant as Specified In Its Charter)

Strategic Organizing Center

Service Employees International Union

Mary Kay Henry

Ahmer Qadeer

Michael Zucker

Maria Echaveste

Joshua Gotbaum

Wilma B. Liebman

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED [—], 2024

STARBUCKS CORPORATION

__________________________

PROXY STATEMENT

OF

_________________________

PLEASE VOTE THE ENCLOSED BLUE PROXY CARD TODAY—BY PHONE OR INTERNET OR BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD BY MAIL.

This Proxy Statement (this “Proxy Statement”) and the enclosed BLUE proxy card are being furnished by the Strategic Organizing Center (the “SOC”), the Service Employees International Union (the “SEIU”), Mary Kathleen Henry (professionally known as “Mary Kay Henry,” and referred to herein as “Ms. Henry”), Ahmer Qadeer (“Mr. Qadeer”), Michael Zucker (“Mr. Zucker” and, together with the SOC, the SEIU, Ms. Henry and Mr. Qadeer, the “Nominating Group Parties,” “we” or “us”) and the nominees named in Proposal 1 (the “SOC Nominees” and, together with the Nominating Group Parties, the “Participants”) in connection with the solicitation of proxies from the shareholders of Starbucks Corporation, a Washington corporation (“Starbucks” or the “Company”).

This Proxy Statement and BLUE proxy card are first being mailed or given to the Company’s shareholders on or about [—], 2024. We are seeking the support of shareholders at the upcoming 2024 annual meeting of shareholders (including any adjournment, postponement, rescheduling, or continuation thereof or any special meeting held in lieu thereof, the “Annual Meeting”), to be held via webcast on [March 13], 2024, at [—] a.m., Pacific Time.

Since late 2021, the Company, overseen by its incumbent board of directors (the “Board”), has engaged in what we consider to be flagrant human capital mismanagement. We have witnessed this mismanagement manifest itself in part through its efforts to silence employees and/or union organizing campaigns.1 This has resulted in media, policymaker and regulatory scrutiny2 that has caused potentially irreversible damage to the value of the Company’s previously enviable brand, one that was previously synonymous with an enlightened approach to its employees.3 Given these failures, and our belief that productive human capital management policies are necessary to protect long-term shareholder value,4 we believe that meaningful change is needed at Starbucks.

Therefore, we are nominating three independent and highly qualified individuals to stand for election to the Board. Our slate of board nominees brings public company, CEO, legal, policy, and other leadership experience across multiple large, national organizations within the business, government and non-profit sectors, as well as deep human capital management, governance, operational, strategy and finance experience. We believe that the SOC Nominees, if elected, will work constructively and effectively to rehabilitate the Company and maximize long-term value for Company stakeholders.

________________________

1 Majority Staff Report, No Company is Above the Law:  Myth-Busting Starbucks’ Claims That it Has Not Violated Federal Labor Law with Impunity, U. S. Senate Health, Education, Labor, and Pensions Committee (March 27, 2023) (the “U.S. Senate Report”).

2 Abridged Report to the Board Concerning Starbucks’ adherence to freedom of association and collective bargaining commitments in its Global Human Rights Statement, Thomas M. Mackall, LLC (Oct. 13, 2023); Celine McNicholas, Margaret Poydock, and Marc Edayadi, Employers regularly engage in tactics to suppress unions, Economic Policy Institute (March 28, 2023); the U.S. Senate Report.

3 These Are the All the Awesome Benefits Starbucks Baristas Get, TIME (June 16, 2014), https://time.com/2885743/starbucks-benefits/.

4 Five ways that ESG creates value, McKinsey Quarterly (Nov. 2019) (the “McKinsey Article”) (“Employee satisfaction is positively correlated with shareholder returns”).

Items of Business

Proposal		Our Voting Recommendation

1.	To elect the SOC’s slate of three nominees—Maria Echaveste (“Ms. Echaveste”), Joshua Gotbaum (“Mr. Gotbaum”) and Wilma B. Liebman (“Ms. Liebman”)—as directors.	FOR all of the SOC Nominees

2.	To approve, on a nonbinding, advisory basis, the compensation paid to the Company’s named executive officers (“say-on-pay vote”).	No Recommendation

3.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2024.	No Recommendation

4.	To consider and act upon a shareholder proposal requesting a report on plant-based milk pricing, if properly presented at the meeting.	No Recommendation

5.	To consider and act upon a shareholder proposal requesting a report on direct and systemic discrimination, if properly presented at the meeting.	No Recommendation

6.	To consider and act upon a shareholder proposal requesting a report on human rights policies, if properly presented at the meeting.	No Recommendation

To transact other business as may properly come before the Annual Meeting.

The Current Board and Other Matters Pertaining to the Annual Meeting

According to the Company’s Proxy Statement (as defined below) and other publicly filed materials, the Board currently consists of eleven directors, each of whom is elected annually. Through this Proxy Statement and the enclosed BLUE proxy card, we are soliciting proxies to elect the three SOC Nominees named herein to serve as directors until the Company’s next annual meeting of shareholders or until their respective successors have been elected and qualified. The Company has nominated its own set of eleven directors for re-election at the Annual Meeting. Even if all of the SOC Nominees are elected, because the SOC Nominees would only represent a minority of the members of the Board, there can be no assurance that they would be able to implement the actions that they believe are necessary to enhance the Company’s human capital management, which we believe can impact future shareholder value, without the support of the other members of the Board. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on [January 11, 2024] (the “Company’s Proxy Statement”).

Shareholders are permitted to vote for any combination (up to eleven total) of the SOC Nominees and the Company’s nominees on the BLUE proxy card. We oppose the election of [—], [—] and [—] (each, an “Opposed Company Nominee,” and, collectively, the “Opposed Company Nominees”) to the Board for reasons that are described in this Proxy Statement, and therefore urge all shareholders to vote “FOR” all the SOC Nominees and to “WITHHOLD” on all of the Opposed Company Nominees. The Company’s other eight nominees—[—], [—], [—], [—], [—], [—], [—] and [—]—are referred to hereinafter as the “Unopposed Company Nominees.” We make no recommendation on the Unopposed Company Nominees.

Except as set forth in this Proxy Statement, we are not aware of any other matters to be considered at the Annual Meeting. However, if we learn of any other proposals made at a reasonable time before the Annual Meeting, we will either supplement this Proxy Statement and provide shareholders with an opportunity to vote by proxy directly on such matters or will not exercise discretionary authority with respect thereto. If other proposals are made thereafter, the persons named as proxies on the BLUE proxy card solicited by the Participants will vote such proxies in their discretion with respect to such matters, subject to applicable law.

The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”) is January 5, 2024. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. To attend the Annual Meeting, you must also have previously registered to attend the Annual Meeting, as described in under “How do I attend the Annual Meeting?” in the Questions and Answers section. According to the Company’s Proxy Statement, there were 1,132,219,700 shares of common stock, par value $0.001 per share (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting as of the Record Date. Each share of Common Stock has one vote.

As of the date of this Proxy Statement, the SOC beneficially owns 161.627478 shares of Common Stock, as further described in Annex I. None of the other Participants beneficially own or own of record any shares of Common Stock.

The Nominating Group Parties and the Company will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Shareholders will have the ability to vote for up to eleven nominees on the enclosed BLUE proxy card. There is no need to use the Company’s white proxy card or voting instruction form, regardless of how you wish to vote.

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Additional Information

We urge you to use our enclosed BLUE proxy card to vote via the Internet or phone by following the instructions on our BLUE proxy card. Your vote is important, and we are encouraging shareholders to submit their proxies electronically, if possible. Alternatively, if you do not have access to the Internet or a touch-tone phone, please sign, date and return our BLUE proxy card in the postage-paid envelope provided. Please vote “FOR” all of the SOC Nominees for election to the Board and “WITHHOLD” on all the Opposed Company Nominees with respect to Proposal 1. We are making no recommendation with respect to the Unopposed Company Nominees in Proposal 1 and with respect to Proposals 2 through 6.

The Participants represent that they intend to, or are part of a group which intends to (i) deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the SOC Nominees at the Annual Meeting and (ii) solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of the SOC Nominees.

This proxy solicitation (“Proxy Solicitation”) is being made by the Nominating Group Parties and the other Participants and not on behalf of the Board or management of the Company or any other third party.  We are not aware of any other matters to be brought before the Annual Meeting other than as described herein.  Should other matters be brought before the Annual Meeting, the persons named as proxies in the enclosed BLUE proxy card will vote on such matters in their discretion.

If you have already voted using the Company’s white proxy card, you have every right to change your vote by using the enclosed BLUE proxy card to vote again by phone or the Internet by following the instructions on the BLUE proxy card. Alternatively, you may sign, date and return the enclosed BLUE proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section.

We urge you to use the enclosed BLUE proxy card to vote “FOR” each of the SOC Nominees. We recommend that you DISREGARD and not return any white proxy cards that you may receive from the Company.

For instructions on how to vote and other information about the proxy materials, see the Questions and Answers section of this Proxy Statement.

We urge you to promptly sign, date and return your BLUE proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:

Okapi Partners LLC

1212 Avenue of the Americas, 17th Floor

New York, New York 10036

SHAREHOLDERS CALL:

(877) 285-5990 (TOLL-FREE from the U.S. and Canada) or

+1(917) 484-4426 (from other locations)

Banks and Brokers Call: +1 (212) 297-0720

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BACKGROUND OF THIS PROXY SOLICITATION

REASONS FOR THIS PROXY SOLICITATION

The SOC is a coalition of labor unions, including the SEIU. The SOC-affiliated unions represent more than 2.3 million union members. Through its different divisions, the SOC advocates for shareholders, consumers and other stakeholders through research and campaigns. Since 2006, the SOC’s investment division, the SOC Investment Group (the “SIG”),5 has specialized in identifying companies who have exhibited irresponsible corporate behavior that, in the SIG’s view, has impacted the long-term investment interests of such companies’ shareholders.

The SEIU is a labor union organization that represents more than 2 million public and private sector members in the United States and Canada who work primarily in public service delivery, health care and property services. These members participate in more than 50 state, county and municipal pension funds and in 19 private “Taft-Hartley” funds with more than $1 trillion in assets. Many of these funds are substantial Starbucks shareholders, and many Starbucks employees are participating members in the foregoing pension funds.

For more than two years, certain Starbucks employees have been engaged in unionization efforts. Starbucks has frequently engaged in countering these efforts.6 We believe that this has not only diverted valuable resources away from the Company’s planned expansion efforts,7 but that such an approach to these issues represents a textbook example of human capital mismanagement. A report recently commissioned by the Company in response to a recent shareholder proposal that won majority support at the Company’s 2023 annual meeting of shareholders8 (the “Starbucks 2023 Labor Report”) found that the Company addressed initial employee organizing campaigns “without clear governance,” and that those leading the response to unionization efforts may have prioritized operational change over respecting the “compliance framework created by the presence of” a union.9 The report further found that “[m]issteps could have been avoided had stronger fundamentals,” such as “consistent on-the-ground presence and support, properly bespoke training, effective coordination of activities, and development through the ranks of a full appreciation of guardrails and rules of engagement,” been in place.10 In our view, the Board must be comprised of individuals who can properly address this lack of clear governance cited by the Starbucks 2023 Labor Report.

Starbucks’s Alleged Violations of Federal Labor Law

Since November 2021, the National Labor Relations Board (the “NLRB”)—the federal agency responsible for enforcing federal labor law to protect workers’ rights—has issued over 130 complaints against Starbucks that have included, in the aggregate, approximately 400 charges of violating federal labor law,11 all under the watch of the incumbent Board. These complaints cover a wide range of allegations of wrongdoing, including illegal disciplining of employees and firings, store closures to halt union activity, worker surveillance and the Company’s failure to bargain with employees in good faith. In some of the most egregious cases since 2022, the NLRB has sought injunctions from federal courts seeking, among other things, to stop the Company from disciplining and/or firing employees for engaging in efforts to unionize.12 These cases involving Starbucks represent over a third of all injunctions sought by the NLRB against any employer since 2022.13

 _________________________

5 The SIG has no separate legal existence from the SOC.

6 The U.S. Senate Report; Will Starbucks’ union-busting stifle a union rebirth in the US?, The Guardian (Aug. 28, 2023), https://www.theguardian.com/us-news/2023/aug/28/will-starbucks-union-busting-stifle-a-union-rebirth-in-the-us.

7 See Starbucks must disclose spending on response to union campaign, judge rules, Reuters (Oct. 6, 2023), https://www.reuters.com/legal/starbucks-must-disclose-spending-response-union-campaign-judge-rules-2023-10-06/; Starbucks Must Give DOL Info On Its Expenses Fighting Union, Law360 (Oct. 6, 2023),  https://www.law360.com/articles/1730450/starbucks-must-give-dol-info-on-its-expenses-fighting-union.

8 See Form 8-K, filed March 29, 2023 by the Company, https://www.sec.gov/ix?doc=/Archives/edgar/data/829224/000082922423000027/sbux-20230323.htm.

9 The Starbucks 2023 Labor Report.

10 Id.

11 Starbucks, Labor Board to Square Off Over Seattle Union Election, Bloomberg Law (Dec. 5, 2023), https://news.bloomberglaw.com/daily-labor-report/starbucks-labor-board-to-square-off-over-seattle-union-election.

12 NLRB Asks for Nationwide Injunction in Denver Starbucks Case (1), Bloomberg (June 6, 2023), https://news.bloomberglaw.com/daily-labor-report/nlrb-argues-for-nationwide-injunction-in-denver-starbucks-case; Federal judge rules against Starbucks, orders halt on union-related firings, Spectrum News NY1 (Feb. 22, 2023), https://ny1.com/nyc/all-boroughs/business/2023/02/21/federal-court-rules-against-starbucks-in-labor-case-prevents-firing#:~:text=The%20federal%20judge%2C%20in%20turn,from%20coercing%20its%20workers%20against; NLRB Region 7-Detroit Wins Injunction Requiring Starbucks to Rehire Unlawfully Fired Worker, Post the Court’s Order, and Cease and Desist from Unlawful Activities Nationwide, National Labor Relations Board (Feb. 21, 2023), https://www.nlrb.gov/news-outreach/news-story/nlrb-region-7-detroit-wins-injunction-requiring-starbucks-to-rehire; NLRB Region-15 Wins Injunction Requiring Starbucks to Rehire Seven Unlawfully Fired Workers, Post the Court’s Order, and Cease and Desist from Unlawful Activities, National Labor Relations Board (Aug. 18, 2022), https://www.nlrb.gov/news-outreach/news-story/nlrb-region-15-wins-injunction-requiring-starbucks-to-rehire-seven.

13 12 out of 34 injunctions requested in 2022 to 2023 involved Starbucks as employer. 10(j) Injunction Activity at the National Labor Relations Board, National Labor Relations Board, https://www.nlrb.gov/what-we-do/investigate-charges/10j-injunctions.

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Potential Negative Impacts of the Company’s Current Human Capital Management Strategy on Shareholder Value and Future Growth

We announced our intention to nominate the SOC Nominees in the midst of a period during which the Company has, in former Chief Executive Officer Howard Schultz’s words, “lost its way on many levels” and “lost sight of what drove the [C]ompany’s success.”14 While the Company has recognized its employees as its “most important asset,”15 we believe that its miscalculated response to employee unionization efforts and the allegations leveled at it with respect to federal labor law threaten employee well-being, and consequently, the Company’s ability to maximize shareholder value.16

We are concerned, however, that if the Company maintains the status quo and does not take steps to effect meaningful change to address the shortcomings of its human capital management strategy, shareholder value may suffer. In addition, while the Company aims to open more than 17,000 new stores by 2030,17 we believe the costs associated with continued efforts to silence its work force only serve to divert Company resources and jeopardize the Company’s ability to realize growth.

Since the time when we signaled to the Company our intention to nominate director candidates, the Company has issued numerous announcements related to its purported commitment to improving relations with its employees. These have included the formation of a new Board committee, a public letter to Workers United (as defined below) seeking to reengage negotiations and a letter to shareholders regarding the proposal that led to the Starbucks 2023 Labor Report.18  While the optimistic view would be to see some of these steps as encouraging, the reality is that we will only be able to judge their significance based on what the incumbent Board does, not what it says.

The Company has recently announced its decision to unilaterally appoint three new directors to the Board. While the Board could have taken this opportunity to demonstrate its stated “unwavering commitment to elevate the partner (employee) experience and offer partners a bridge to a better future,”19 none of the new Board members appear to have any notable labor law or human capital management experience. These appointments reflect, in our view, a failure by the Board to place due importance on this key aspect of the Company’s business and, moreover, a troubling lack of follow-through with respect to the Company’s commitments to its employee stakeholders.

The timing of this flurry of activity is also not a coincidence. We believe this level of response, in the aggregate, represents a clear acknowledgment that the Board’s oversight of the Company’s human capital strategy has been severely misguided and that even Starbucks recognizes that change is needed.

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14 Statement of Howard Schultz, Chairman Emeritus, Starbucks Coffee Company before the Committee on Health, Education, Labor, and Pensions United States Senate (Mar. 29, 2023).

15 A People Company Serving Coffee, Starbucks, https://archive.starbucks.com/collection/a-people-company-serving-coffee.

16 See the McKinsey Article. In addition, certain studies have indicated relationships between employee treatment or job satisfaction and shareholder value. See, e.g., Alex Edmans, The Link Between Job Satisfaction and Firm Value, With Implications for Corporate Social Responsibility, Academy of Management Perspectives, Nov. 2012, Volume 26(4).

17 Starbucks unveils new stores in “triple shot reinvention” plan, Starbucks (Nov. 2, 2023), https://stories.starbucks.com/press/2023/starbucks-announces-triple-shot-reinvention-strategy-with-multiple-paths-for-long-term-growth/.

18 The Company’s Current Report filed with the SEC on Form 8-K on November 20, 2023; Letter to Lynn Fox, International President, dated December 8, 2023; Letter to the Company’s Shareholders, dated December 13, 2023.

19 Starbucks Raises the Bar with Industry-Leading Employee Benefits, Outperforming Competitors, Starbucks (Nov. 6, 2023), https://stories.starbucks.com/press/2023/starbucks-raises-the-bar-with-industry-leading-employee-benefits-outperform-competitors/.

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The SOC Nominees Bring Significant Operational, Human Capital Management and Public Company Board Experience

We believe that the SOC Nominees can bring fresh perspectives and relevant expertise, including with respect to labor law and operations, to the Board, which will help improve oversight and safeguard the interests of Starbucks’ shareholders, customers and employees. The SOC Nominees bring significant leadership experience from large, national organizations from within the business, government and non-profit sectors; service on various public and private boards of directors; and experience in key areas of law, policy and regulation. If elected, we expect the SOC Nominees to work constructively and effectively to recalibrate the Company’s approach to its labor issues, rehabilitate its reputation and maximize shareholder value.

Interactions Between the Participants and the Company Relating to the Annual Meeting:

Outlined below are the key interactions and communications between the Nominating Group Parties and the Company leading up to the filing of this Proxy Statement:

On February 2, 2022, the SIG joined other investors in a phone meeting with Starbucks and requested that the Company accept the results of the December 2021 election of workers to unionize at Starbucks’ stores in Buffalo, New York, and proceed to bargain in good faith with the union.

On March 15, 2022, Trillium Asset Management sent a letter to Starbucks that the SIG signed, asking the Company to publicly commit to respecting its employees’ rights to seek unionization.

On or about September 29, 2022, the SIG, along with co-filer Leah Martin, a long-time Starbucks employee, submitted to the Company for inclusion in the Company’s proxy statement for its 2023 annual meeting of shareholders a shareholder proposal pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requesting that the Board strengthen its CEO succession planning policy (the “2022 Shareholder Proposal”).

In October 2022, the SIG met with the Company regarding the 2022 Shareholder Proposal. Starbucks shareholders voted on the 2022 Shareholder Proposal at the Company’s 2023 annual meeting of shareholders on March 23, 2023, and the 2022 Shareholder Proposal received approximately 21% of votes cast in support.20

On November 10, 2022, the SIG sent a letter to the Company urging it to constructively engage with and abide by the decisions of the newly created Fast Food Council within the State of California’s Department of Industrial Relations to determine statewide standards for pay, hours, and other conditions of employment in the fast food industry established under California law AB 257 (commonly known as the “FAST Act”).

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20 The Company’s Current Report filed with the SEC on Form 8-K on March 29, 2023.

6

On September 27, 2023, the SIG submitted to the Company for inclusion in the Company’s Proxy Statement a shareholder proposal pursuant to Rule 14a-8 of the Exchange Act requesting that shareholders of the Company adopt an amendment to the Bylaws (as defined below) to exclude from indemnification instances where persons covered under Article VII, Section 7.1 of the Bylaws are named in actions pursued by the NLRB or undertaken by other actors pursuant to alleged violations of the National Labor Relations Act (the “2023 Shareholder Proposal”). The 2023 Shareholder Proposal was aimed at remedying what the SIG categorized as a lack of adequate oversight by the Board and the Company’s executives, as evidenced by the numerous NLRB complaints filed against the Company and other legal actions taken against the Company that relate to its labor practices.

The SIG withdrew the 2023 Shareholder Proposal on November 16, 2023.

On November 8, 2023, the SOC requested, through its legal counsel, the Company’s forms of written questionnaire and written representation and agreement, each to be completed by the SOC Nominees pursuant to the provisions of the Bylaws regarding nomination of directors. The Company provided the foregoing forms to SOC’s legal counsel on November 13, 2023.

On November 21, 2023, the SOC submitted a notice of its intent to nominate the SOC Nominees for election as directors at the Annual Meeting (the “Nomination Notice”). That same day, the SOC issued a press release highlighting its serious concerns regarding the Board’s current oversight of the Company and of its intention to nominate the SOC Nominees at the Annual Meeting.

On November 27, 2023, the SOC’s legal counsel sent a letter to the Company requesting access to certain shareholder list records (the “Shareholder List Demand”).

On December 5, 2023, the Company and the SOC entered into a confidentiality agreement related to the Shareholder List Demand.

On December 13, 2023, the Company’s legal counsel requested to conduct interviews with the SOC Nominees. Such interviews were conducted with the SOC Nominees during the weeks of December 25, 2023 and January 1, 2024.

On January 5, 2024, the SOC, through its legal counsel, provided updates to the Nomination Notice to the Company’s legal counsel.

On January 9, 2024, the Company announced that it had unilaterally appointed three new directors to the Board, expanding the size of the Board from eight to 11 directors.

On January 10, 2024, the Company’s legal counsel contacted the SOC’s legal counsel to inform the SOC’s legal counsel that the SOC Nominees would not be included in the Company’s slate of nominees for election at the Annual Meeting.

Ongoing Litigation Between Certain Related Parties and the Company

Workers United, a labor union organization and an SEIU Affiliated Entity (as defined below) (“Workers United”) has filed multiple charges in certain venues and/or federal courts against Starbucks alleging violations of the National Labor Relations Act that currently remain pending.

On October 18, 2023, the Company and Workers United each filed complaints against the other in distinct federal jurisdictions over issues related to, among other things, trademark, copyright, and fair use. Such cases remain pending.

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PROPOSAL 1: ELECTION OF DIRECTORS

According to the Company’s Proxy Statement, eleven directors are to be elected to the Board at the Annual Meeting. We seek your support in electing the SOC Nominees because we believe they will bring fresh perspectives to the Board and add significant human capital management, legal, policy, leadership, business development and commercial expertise as directors of the Company. We further believe that new perspectives from these experienced SOC Nominees will help the Company to deliver greater value to shareholders and drive future success for the Company’s business. If we are successful in our Proxy Solicitation, the Board will be comprised of the three SOC Nominees—Maria Echaveste, Joshua Gotbaum and Wilma B. Liebman—and the eight Unopposed Company Nominees.

The Nominating Group Parties are opposing the election of all of the Opposed Company Nominees because we believe that they have authorized and have been complacent with respect to the Company’s alleged violations of federal labor law and neglected to foster a productive relationship with the Company’s mission-critical work force. In our view, these failures jeopardize both the brand name and the overall value of the Company. We believe the best opportunity for Starbucks to realize its potential and protect its shareholders’ interests is for the SOC Nominees to be elected. Accordingly, shareholders should vote “FOR” all of the SOC Nominees and to “WITHHOLD” on all the Opposed Company Nominees on the BLUE proxy card. We make no recommendation with respect to the Unopposed Company Nominees.

The Nominating Group Parties intend to vote all of their shares of Common Stock “FOR” all of the SOC Nominees, to “WITHHOLD” on all the Opposed Company Nominees and to “WITHHOLD” on the Unopposed Company Nominees.

If elected, each of the SOC Nominees and the Unopposed Company Nominees will serve one-year terms until the 2025 annual meeting of shareholders and until their successors have been duly elected and qualified. There is no assurance that any of the Company’s nominees will serve as a director if one or more of the SOC Nominees are elected to the Board.

The age and other information related to the SOC Nominees shown below are as of the date of the filing of this Proxy Statement.

SOC Nominees:

Name; Business Address	Age	Principal Occupation, Business Experience and Qualifications
Maria Echaveste Business Address: 1400 Shattuck Avenue, Suite 12 Berkeley, CA 94709	69

Maria Echaveste has served as President and Chief Executive Officer of the Opportunity Institute, a non-profit organization working to increase economic and social mobility, since 2019. Ms. Echaveste has held various roles at the University of California, Berkeley (“Berkeley”) since 2004, including as a lecturer and policy director of the Berkeley School of Law’s Chief Justice Earl Warren Institute on Law and Social Policy.

Ms. Echaveste has served as a member of the board of directors of Cadiz, Inc. (NASDAQ: CDZI) since 2019, where she serves as Chair of the Nominating and Corporate Governance Committee and as a member of the Equity, Sustainability and Environmental Justice Committee. In 2023, she joined the Advisory Board of International Battery Metals Ltd. (CSE: IBAT), after previously serving on its board of directors from 2022 to 2023, including as Chair of the Social Responsibility and Sustainability Committee and a member of the Audit Committee. In 2018, she joined the board of directors of UCSF-Benioff Children’s Hospital Oakland, serving on the Audit Committee and as Chair of the Federally Qualified Health Clinic Committee. She has also served on the boards of directors of various other health and humanitarian and labor-related non-profit organizations over the past several years.

Ms. Echaveste served as Assistant to the President and Deputy White House Chief of Staff for President Clinton from 1998 to 2001, where she focused on policy and political issues, including immigration, civil rights, education and finance, among others, making her one of the highest-ranking Latinas to have served in a presidential administration. From 1993 to 1997, she served as Administrator of the Wage and Hour Division at the U.S. Department of Labor. Ms. Echaveste also previously served on the board of the U.S.-Mexico Foundation, where she focused on the foundation’s Mexican-American Leadership Initiative launched in 2010, and as a former special representative to Bolivia, a position she was designated by then-Secretary of State Hillary Clinton in 2009. She also served as vice chair of the California International Trade and Investment Advisory Committee, an appointment made by Governor Jerry Brown, and co-founded a policy consulting company that assists corporate, non-profit, and union clients.

Ms. Echaveste holds a B.A. from Stanford University and a J.D. from the Berkeley School of Law.

Ms. Echaveste’s qualifications to serve as a member of the Board include her considerable experience as a director on numerous boards of directors, including audit committees, her background in labor- and union-related matters and her leadership and legal experience in public, private and government settings.

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Joshua Gotbaum Business Address: No business address separate from personal residence.[21]	72

Joshua Gotbaum has served as a corporate director and/or senior manager of public and private companies, government agencies and non-profits for more than two decades.

Mr. Gotbaum has served as a Guest Scholar in Economic Studies at the Brookings Institution, a research organization, since 2014. He also currently serves as a director and member of the Audit Committee of Thornburg Investment Management Inc., a global asset management firm. He is also a trustee and director and chairs the Audit & Compliance Committee of the Pension Reserve Trust, a trust established to fund pensions for the Commonwealth of Puerto Rico. He also chairs the Maryland Small Business Retirement Savings Board, which operates an innovative workplace savings program, chairs its executive committee and is an ex officio member of its Audit & Finance Committee.

From 2010 to 2014, Mr. Gotbaum served as chief executive officer and Director of the U.S. Pension Benefit Guaranty Corporation (“PBGC”). Under his leadership, PBGC achieved the highest customer satisfaction ratings of any U.S. government agency and entered into a contract with its union for the first time in six years. From 2003 to 2005, he led Hawaiian Airlines, then the tenth largest U.S. commercial air carrier, as Chapter 11 Trustee, improving operating margins, successfully bringing the company out of bankruptcy and fully repaying its creditors and successfully settling various contract disputes with the carrier’s unions.

Mr. Gotbaum has also served as an operating partner at Blue Wolf Capital Partners LLC and as a consultant to Silver Point Capital and Elliott Management. Prior to these roles, Mr. Gotbaum served as Chief Executive Officer of the September 11th Fund, a major charity; in various roles as an investment banker at Lazard Freres and Co, now Lazard Ltd, where he advised on finance, acquisitions and restructuring for businesses, governments and unions; and in various roles with the U.S. government.

His other directorships included PulteGroup, Inc. (NYSE: PHM) from 2016 to 2018, where he served on the Audit Committee and Finance Committee; TD Bank, N.A., the U.S. subsidiary of The Toronto Dominion Bank (NYSE: TD), serving on the Risk Committee; and Safety-Kleen Systems, Inc. He also served as a member of the Advisory Committee for the BlackRock Retirement Institute.

He holds an A.B. from Stanford University, a M.P.P. from Harvard Kennedy School, and a J.D. from Harvard Law School.

Mr. Gotbaum’s business experience includes consumer-facing businesses involving union and related issues in complex situations, which would add valuable perspective and insights to the Board. In addition, Mr. Gotbaum can draw upon a diverse range of leadership experiences in public and private companies in other industries, nonprofits, and government.

Wilma B. Liebman Business Address: No business address separate from personal residence.[22]	73

Wilma B. Liebman is a labor lawyer, having practiced law for nearly 50 years and serving in multiple advisory roles, consulting projects and teaching positions. Ms. Liebman is also an Adjunct Professor of Law at New York University School of Law, a private university, having served in this role since 2015, with a break from 2020 through 2022. From 2009 to 2011, Ms. Liebman served as Chair of the NLRB, a position to which she was appointed by President Barack Obama, making her the second woman to ever lead the organization in its nearly 90-year history. From 1997 to 2011, she served as a Member of the NLRB, appointed by presidents George W. Bush and William J. Clinton for multiple terms. From 2020 to 2023, Ms. Liebman served as Chief External Ethics Officer for the United Auto Workers, an American labor union. During this time, Ms. Liebman also served in various positions with the Labor and Employment Relations Association, including as President from 2021 to 2022.

Earlier in her career, Ms. Liebman served as a lawyer at the NLRB; Labor Counsel for the International Union of Bricklayers and Allied Craftworkers; Legal Counsel to the International Brotherhood of Teamsters; and as Chief Operations Officer and Deputy Director of the Federal Mediation & Conciliation Service, where she oversaw arbitration and international affairs programs and advised on major labor disputes to support negotiations.

Ms. Liebman serves or has served in several advisory, consulting and teaching roles related to labor-management relations. These include serving, since 2022, as a member of the board of directors of Ownership Works, a non-profit organization founded by a co-head of the Kohlberg Kravis Roberts global equity department to promote employee ownership through private equity, and of its Labor Advocates Leadership Council. She has also served since 2022 as a member of the Public Interest Advisory Council at The George Washington University Law School; since 2014 as Chair of the Dunlap Commission on Agricultural Labor, a private dispute body; and, from 2012 to December 2023, as a member of the board of directors of the Economic Policy Institute. She has also taught courses on labor and employment relations at various institutions of higher education.

She holds an A.B. from Barnard College and a J.D. from The George Washington University Law School.

Ms. Liebman’s qualifications to serve as a member of the Board include her vast leadership and advisory experience in nationwide organizations and federal agencies and her extensive experience in labor law and employment relations.

__________________________

21 Communications to Mr. Gotbaum regarding this Proxy Solicitation can be sent to Mr. Gotbaum c/o The Strategic Organizing Center, 1900 L Street, NW, Suite 900, Washington, DC 20036.

22 Communications to Ms. Liebman regarding this Proxy Solicitation can be sent to Ms. Liebman c/o The Strategic Organizing Center, 1900 L Street, NW, Suite 900, Washington, DC 20036.

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We urge shareholders to vote “FOR” all three of the SOC Nominees and to “WITHHOLD” on the Opposed Company Nominees using the BLUE proxy card.

None of the organizations or corporations referenced above is a parent, subsidiary or other affiliate of the Company. We believe that, if elected, each of the SOC Nominees will be considered an independent director of the Company under (i) the Company’s Corporate Governance Guidelines, approved by the Board on September 13, 2023; (ii) Rule 5605(a)(2) of NASDAQ’s Listing Rules (the “NASDAQ Listing Rules”); and (iii) paragraph (a)(1) of Item 407 of Regulation S-K of the Exchange Act. Under the NASDAQ Listing Rules, however, a final determination as to the independence of the SOC Nominees will not be made until after their election and appointment to the Board.

We refer shareholders to the Company’s Proxy Statement for the biographies and other important information regarding the Company’s nominees. The Company’s Proxy Statement and form of proxy distributed by the Company will become available free of charge on the SEC’s website at www.sec.gov.

Each of the SOC Nominees has entered into a nomination agreement pursuant to which the SOC has agreed to pay the costs of soliciting proxies in connection with the Annual Meeting and to defend and indemnify the SOC Nominees against, and with respect to, any losses that may be incurred by them in the event they become a party to litigation based on their nomination as candidates for election to the Board and the solicitation of proxies in support of his or her election. None of the SOC Nominees will receive any compensation from the SOC or its affiliates for their services as directors of the Company if elected. If elected, the SOC Nominees will be entitled to such compensation from the Company as is consistent with the Company’s practices for the services of non-employee directors.

Each of the SOC Nominees has agreed to being named as a nominee in a proxy statement relating to the Annual Meeting and has confirmed his or her willingness to serve on the Board if elected. We do not expect that any of the SOC Nominees will be unable to stand for election, but, in the event that an SOC Nominee is unable to or for good cause will not serve, the SOC has reserved the right in the Nomination Notice to further nominate, substitute or add additional persons for election to the Board. In the case of any of the foregoing, the SOC will give prompt written notice to the Company if it chooses to nominate any such additional or substitute nominee and the SOC will file an amended proxy statement and proxy card that, as applicable, identifies the additional or substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected and includes biographical and other information about such nominees required by the rules of the SEC. There can be no assurance that the Company will not assert that any additional or substitute nominations made pursuant to such a reservation must separately comply with any advance notification requirements provided in the Company’s Amended and Restated Bylaws, dated March 17, 2021 (the “Bylaws”).

At the present time, the Nominating Group Parties have no reason to believe that any of the SOC Nominees will be unable to serve or for good cause will not serve as a candidate or a director.

Each of the Nominating Group Parties may be deemed to have an indirect interest in the Proxy Solicitation to the extent that the election of one or more of the SOC Nominees could, as we believe, result in the Company (i) improving its compliance with the National Labor Relations Act and other federal labor laws with respect to employees who are attempting, or who may attempt, to obtain union representation, and (ii) developing a better human capital management policy aimed at respectful and productive relationships between the Company and its employees. To the extent that any of the foregoing could influence the outcome of such employees’ unionization efforts, each of the Nominating Group Parties may be deemed to have a general indirect interest in such outcome given its, his or her affiliation with the SEIU and/or given the activities of certain of the SEIU’s affiliated organizations (the “SEIU Affiliated Entities”), as applicable. Ms. Henry serves as both the Chair of the Leadership Council of the SOC and as the International President of the SEIU. Mr. Qadeer is the Director of Strategic Initiatives at the SEIU and Mr. Zucker is the Executive Director of the SOC. As described above, certain of the SOC Nominees possess certain skills, qualifications and/or backgrounds in labor relations matters and may, if elected, apply what we believe would be more rigorous oversight to the Company’s labor relations and compliance.

Each of the Nominating Group Parties may also be deemed to have certain general interests in the Proxy Solicitation due to certain of the SEIU Affiliated Entities’ involvement in certain disputes with the Company and in assisting efforts by certain Company employees to obtain union representation. Should any or all of the SOC Nominees be elected at the Annual Meeting to the Board, we believe it is possible that the outcomes of the aforementioned efforts and disputes may be affected insofar as the SOC Nominees may, in keeping with their fiduciary obligations as directors, influence the Company to better adhere to federal labor law and pursue a more positive and sustainable human capital management policy.

Vote Required.

According to the Bylaws, directors shall be elected by a plurality of the votes cast in contested elections (meaning that the eleven director nominees who receive the most votes “FOR” their election by the shareholders will be elected to the Board). “WITHHOLD” votes will be counted for purposes of determining if there is quorum at the Annual Meeting. However, according to the Company’s Proxy Statement, any shares not voted “FOR” a particular director nominee as a result of a “WITHHOLD” vote or a broker non-vote will not be counted in that director nominee’s favor and will not otherwise affect the outcome of the election (except to the extent they otherwise reduce the number of shares voted “FOR” such director nominee).

We urge you to vote today using our BLUE proxy card. If you have already voted using the Company’s white proxy card, you have every right to change your vote by using the enclosed BLUE proxy card to vote again by phone or by Internet. We encourage all shareholders to submit their proxies electronically. If you do not have access to a touch-tone phone or the Internet, please sign, date and return the enclosed BLUE proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?”

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Okapi Partners LLC (“Okapi”), at (877) 285-5990 (TOLL-FREE from the U.S. and Canada), or +1(917) 484-4426 (from other locations).

We recommend a Vote “FOR” all of the SOC Nominees and to “WITHHOLD” on the Opposed Company Nominees using the BLUE proxy card.

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PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Board has adopted a policy providing for an annual say-on-pay advisory vote. The Company’s Proxy Statement provides a “Proposal No. 2” that asks shareholders to approve, on a nonbinding, advisory basis, the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of Starbucks Corporation approve, on a nonbinding, advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes, and narrative in the proxy statement for the Company’s 2024 Annual Meeting of Shareholders.

The Company’s Proxy Statement provides that this advisory say-on-pay resolution will be nonbinding on the Board and that the Compensation Committee of the Board will review and consider the voting results when making future decisions regarding the Company’s executive compensation program.

We encourage all shareholders to review the Company’s proxy disclosures in the Company’s Proxy Statement in detail.

Vote Required.

According to the Bylaws and the Company’s Proxy Statement, the approval of Proposal 2 requires that the votes cast in favor of such proposal exceed the votes cast against such proposal. Abstentions will be counted for purposes of determining if there is quorum at the Annual Meeting but will have no effect on the outcome of Proposal 2. According to the Company’s Proxy Statement, broker non-votes will not be considered votes cast on Proposal 2 and will have no effect on the outcome of this proposal.

We make no recommendation on Proposal 2.

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PROPOSAL 3: RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Proxy Statement provides a “Proposal No. 3” that asks shareholders ratify its selection of Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for fiscal year 2024. According to the Company’s Proxy Statement, if the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. We expect that even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during fiscal year 2024 if it determines that such a change would be in the best interests of the Company and its shareholders.

We encourage all shareholders to review the Company’s proxy disclosures in the Company’s Proxy Statement in detail.

According to the Company’s Proxy Statement, representatives of Deloitte are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions by shareholders.

Vote Required.

According to the Bylaws and the Company’s Proxy Statement, the approval of Proposal 3 requires that the votes cast in favor of such proposal exceed the votes cast against such proposal. Abstentions will be counted for purposes of determining if there is quorum at the Annual Meeting but will have no effect on the outcome of Proposal 3. According to the Company’s Proxy Statement, broker non-votes will not be considered votes cast on Proposal 3 and will have no effect on the outcome of this proposal if your broker provides you with proxy materials from us. In the event you do not receive such materials, we believe your brokerage firm may vote in its discretion with respect to Proposal 3 on your behalf if you have not furnished voting instructions by the date of the Annual Meeting, in which case such broker non-votes would affect the outcome of this Proposal 3.

We make no recommendation on Proposal 3.

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OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Shareholder Proposals

According to the Company’s Proxy Statement, Proposals 4 through 6 are shareholder proposals that will be voted on at the Annual Meeting if properly presented by or on behalf of the respective proponent. The proponents are responsible for the content of their proposals, for which we accept no responsibility. The Company states that it will promptly provide, to its knowledge, each shareholder proponent’s name, address and share ownership upon a shareholder’s oral or written request given to its corporate secretary at Starbucks Corporation, 2401 Utah Avenue South, Seattle, Washington 98134. We refer shareholders to the Company’s Proxy Statement for additional information regarding each of Proposals 4 through 6.

•	PROPOSAL 4 – Shareholder proposal requesting a report on plant-based milk pricing

BE IT RESOLVED:

Shareholders request that Starbucks issue a report examining any costs to Starbucks’ reputation and any impact on its projected sales incurred as a result of its ongoing upcharge on plant-based milk. The board should summarize and present its findings to shareholders by the end of the third quarter of the current fiscal year. The report should be completed at a reasonable cost and omit proprietary information.

•	PROPOSAL 5 – Shareholder proposal requesting a report on direct and systemic discrimination

Resolved: Shareholders of Starbucks Corporation (“the Company”) request that the Company conduct an audit and report to determine if and to what extent its programs and practices direct systemic discrimination against groups or types of employees, including “non-diverse” employees. Optimally, the audit and report would include a review of the Partner Networks that have been established at the Company, and should reasonably consider the recommendations made by those groups, the mechanism or restrictions on setting up such groups, and the protections against reprisal for the actions or recommendations of any such groups. The report should be prepared at reasonable cost, omit confidential or proprietary information, and be publicly disclosed on the Company’s website.

•	PROPOSAL 6 – Shareholder proposal requesting a report on human rights policies

Resolved: Shareholders request the board of directors issue a report by March 31, 2025, at reasonable cost and omitting proprietary or confidential information, analyzing the congruency of the Company’s human rights policy positions with its actions, especially in countries in geopolitical conflicts or under oppressive regimes, as they impact how the Company maintains its reputation, viability and profitability.

Vote Required.

According to the Bylaws and the Company’s Proxy Statement, the approval of Proposals 4 through 6 (collectively, the “Shareholder Proposals”) each requires that the votes cast in favor of such proposal exceed the votes cast against such proposal. Abstentions will be counted for purposes of determining if there is quorum at the Annual Meeting but will have no effect on the outcome of the Shareholder Proposals. According to the Company’s Proxy Statement, broker non-votes will not be considered votes cast on the Shareholder Proposals and will have no effect on the outcome of the Shareholder Proposals.

We make no recommendation with respect to Proposals 4 through 6.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is entitled to vote?

Only holders of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Shareholders who sold shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock.  Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date (unless they also transfer their voting rights).  Pursuant to the Company’s Proxy Statement, the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

If you hold shares through a bank, broker or other custodian (referred to as shares held in “street name”), the custodian will provide you with a copy of the Proxy Statement and a BLUE voting instruction form. We encourage you to provide voting instructions so that your shares can be counted in the election of directors and the other matters to be considered at the Annual Meeting.

How do I vote my shares of Common Stock?

Shares held in record name. If your shares of Common Stock are registered in your own name, please vote today by phone or by internet following the directions on the enclosed BLUE proxy card or by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of shares of Common Stock will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Shares beneficially owned or held in “street” name. If you hold your shares of Common Stock in “street” name with a broker, bank, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the shares of Common Stock that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company or other nominee to vote “FOR” all of the SOC Nominees. Please follow the instructions to vote provided on the enclosed BLUE voting instruction form. If your broker, bank, dealer, trust company or other nominee provides for proxy instructions to be delivered to them by phone or Internet, instructions will be included on the enclosed BLUE voting instruction form. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by mailing them to Okapi, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

IF YOU SUBMIT A VALIDLY EXECUTED BLUE PROXY CARD, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. THE NAMED PROXIES (NAMED IN THE BLUE PROXY CARD) WILL ALSO EXERCISE THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, SUBJECT TO APPLICABLE LAW. IF YOU DO NOT INDICATE AN INSTRUCTION WITH RESPECT TO PROPOSAL 1, THE BLUE PROXY CARD WILL BE VOTED AS FOLLOWS WITH RESPECT TO ANY SUCH PROPOSAL: “FOR” ALL OF THE SOC NOMINEES LISTED IN PROPOSAL 1, “WITHHOLD” ON ALL THE OPPOSED COMPANY NOMINEES AND ALL THE UNOPPOSED COMPANY NOMINEES IN PROPOSAL 1. IF YOU DO NOT INDICATE AN INSTRUCTION WITH RESPECT TO ANY OF THE PROPOSALS OTHER THAN PROPOSAL 1, THE NAMED PROXIES WILL EXERCISE THEIR DISCRETION TO CAUSE YOUR PROXY TO ABSTAIN ON SUCH OTHER PROPOSALS.

WHILE YOU MAY MARK INSTRUCTIONS WITH RESPECT TO ANY OR ALL OF THE NOMINEES LISTED IN PROPOSAL 1, YOU MAY MARK A VOTE “FOR” ONLY ELEVEN NOMINEES IN TOTAL. IF YOU MARK A VOTE “FOR” WITH RESPECT TO FEWER THAN ELEVEN NOMINEES, YOUR SHARES WILL BE VOTED “FOR” ONLY WITH RESPECT TO THOSE NOMINEES YOU HAVE SO MARKED. IF YOU MARK A VOTE “FOR” WITH RESPECT TO MORE THAN ELEVEN NOMINEES, YOUR VOTES ON PROPOSAL 1 REGARDING NOMINEES WILL BE INVALID AND WILL NOT BE COUNTED.

How should I vote on each Proposal?

The SOC recommends that you vote “FOR” all of the SOC Nominees standing for election to the Board and to “WITHHOLD” on the Opposed Company Nominees (Proposal 1) using the BLUE proxy card. We are making no recommendation with respect to the Unopposed Company Nominees.

The SOC makes no recommendation on Proposals 2 through 6.

How many shares must be present to hold the Annual Meeting?

According to the Bylaws, the presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted as present for purposes of determining whether a quorum is present at the Annual Meeting. According to the Company’s Proxy Statement, broker non-votes (shares held by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client on that matter) will not be counted for the purpose of determining whether a quorum is present and will not be considered votes cast on the proposals to be considered at the Annual Meeting.

For information on broker non-votes, see “What are “broker non-votes” and what effect do they have on the Proposals?” below.

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What vote is needed to approve each Proposal?

•	Proposal 1 – Election of Directors. According to the Bylaws, directors shall be elected by a plurality of the votes cast in contested elections (meaning that the eleven director nominees who receive the most votes “FOR” their election by the shareholders will be elected to the Board). “WITHHOLD” votes will be counted for purposes of determining if there is quorum at the Annual Meeting. However, according to the Company’s Proxy Statement, any shares not voted “FOR” a particular director nominee as a result of a “WITHHOLD” vote or a broker non-vote will not be counted in that director nominee’s favor and will not otherwise affect the outcome of the election (except to the extent they otherwise reduce the number of shares voted “FOR” such director nominee).

PLEASE SUPPORT ALL THREE OF THE SOC NOMINEES BY SUBMITTING YOUR VOTE “FOR” ALL OF THE SOC NOMINEES ON THE BLUE PROXY CARD. PLEASE DO NOT SIGN OR RETURN A WHITE PROXY CARD FROM THE COMPANY, EVEN IF YOU INSTRUCT TO “WITHHOLD” ON ALL THE OPPOSED COMPANY NOMINEES. DOING SO WILL REVOKE ANY PREVIOUS VOTING INSTRUCTIONS YOU PROVIDED ON THE BLUE PROXY CARD (ONLY YOUR LATEST DATED PROXY CARD COUNTS).

•	Proposals 2 through 6. According to the Bylaws and the Company’s Proxy Statement, the approval of Proposals 2 through 6 requires that the votes cast in favor of each such proposal exceed the votes cast against such proposal. Abstentions will be counted for purposes of determining if there is quorum at the Annual Meeting but will have no effect on the outcome of Proposals 2 through 6. According to the Company’s Proxy Statement, broker non-votes will not be considered votes cast on Proposals 2 through 6 and will have no effect on the outcome of these proposals. With respect to Proposal 3 only, according to the Company’s Proxy Statement, broker non-votes will not be considered votes cast on Proposal 3 and will have no effect on the outcome of this proposal if your broker provides you with proxy materials from us. In the event you do not receive such materials, we believe your brokerage firm may vote in its discretion with respect to Proposal 3 on your behalf if you have not furnished voting instructions by the date of the Annual Meeting, in which case such broker non-votes would affect the outcome of this Proposal 3.

What are “broker non-votes” and what effect do they have on the Proposals?

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner has discretionary authority to vote on “routine” matters brought before a shareholder meeting, but the beneficial owner of the shares fails to provide the broker with specific instructions on how to vote on any “non-routine” matters brought to a vote at the shareholder meeting. It is our understanding that under the rules governing brokers’ discretionary authority, because both the Participants and the Company are using universal proxy cards, brokers holding shares in your account will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not. As a result, there will be no broker non-votes. In such case, if you do not submit any voting instructions to your broker, then your shares will not be counted in determining the outcome of any of the proposals at the Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists. We urge you to instruct your broker about how you wish your shares to be voted and notify Okapi of your instructions at the following address: Okapi Partners LLC, 1212 Avenue of the Americas, 17th Floor, New York, New York 10036 so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

What should I do if I receive a proxy card from the Company?

You will also be receiving proxy solicitation materials from Starbucks, including a proxy statement and white proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Company or any other statements that it may otherwise make.

We do not endorse any of the Opposed Company Nominees and recommend that you disregard any proxy card or solicitation materials that may be sent to you by the Company. The Participants and the Company will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Shareholders will have the ability to vote for up to eleven nominees on the Participants’ enclosed BLUE proxy card. There is no need to use the Company’s white proxy card or voting instruction form, regardless of how you wish to vote.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Okapi. Shareholders may call (877) 285-5990 (TOLL-FREE from the U.S. and Canada), or +1(917) 484-4426 (from other locations).

Can I change my vote or revoke my proxy?

If you are the shareholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	returning a later-dated proxy, either by voting by phone or Internet by following the instructions on the enclosed BLUE proxy card from the Nominating Group Parties, or by signing, dating and returning the enclosed BLUE proxy card from the Nominating Group Parties in the postage-paid envelope provided (the latest dated proxy is the only one that counts);
•	delivering a written revocation or a later dated proxy for the Annual Meeting to Okapi or to the secretary of the Company; or

•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee. If you attend the Annual Meeting and you beneficially own shares of Common Stock but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke your prior given voting instructions. You must have written authority from the record owner to vote your shares held in its name at the meeting. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Okapi. Shareholders may call (877) 285-5990 (TOLL-FREE from the U.S. and Canada), or +1(917) 484-4426 (from other locations).

15

IF YOU HAVE ALREADY VOTED USING THE COMPANY’S WHITE PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Company, we request that a copy of any revocation be mailed to Okapi Partners LLC, 1212 Avenue of the Americas, 17th Floor, New York, New York 10036, so that we will be aware of all revocations.

Who is making this Proxy Solicitation and who is paying for it?

The solicitation of proxies pursuant to this Proxy Solicitation is being made by the Participants. Proxies may be solicited by mail, facsimile, phone, telegraph, Internet, in person and by advertisements. The Nominating Group Parties will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. The Nominating Group Parties have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. The Nominating Group Parties will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of the SOC and SEIU will also participate in the solicitation of proxies in support of the SOC Nominees. Such employees will receive no additional consideration if they assist in the solicitation of proxies.

The SOC has retained Okapi to provide solicitation and advisory services in connection with this solicitation. Okapi will be paid a fee not to exceed $[–] based upon the campaign services provided, as well as performance fees in an amount to be determined depending on whether any of the SOC Nominees are elected or appointed to the Board. In addition, the SOC will reimburse Okapi for certain documented, out-of-pocket fees and expenses and will indemnify Okapi against certain liabilities and expenses, including certain liabilities under the federal securities laws. Okapi will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Okapi will employ approximately 100 persons to solicit the Company’s shareholders as part of this solicitation. Okapi does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this Proxy Solicitation.

The entire expense of soliciting proxies is being borne by the SOC and the SEIU. Costs of this Proxy Solicitation are currently estimated to be approximately $[—]. We estimate that through the date hereof, our expenses in connection with this Proxy Solicitation are approximately $[—]. If successful, the SOC and the SEIU may seek reimbursement of these costs from the Company. In the event that it decides to seek reimbursement of its expenses, the SOC and the SEIU do not intend to submit the matter to a vote of the Company’s shareholders. The Board, which will consist of the three SOC Nominees, if all are elected, and eight of the Company’s nominees, would be required to evaluate the requested reimbursement consistent with its fiduciary duties to the Company and its shareholders. Costs related to the solicitation of proxies include expenditures for attorneys, public relations and other advisors, solicitors, printing, advertising, postage, transportation, litigation and other costs incidental to the solicitation.

What is Householding of Proxy Materials?

If you share an address with other shareholders of the Company, you may receive notification that you are being sent only a single copy of the proxy materials (including a copy of this Proxy Statement), unless your bank, broker or other nominee that provides the notification receives contrary instructions from the affected shareholders. This practice, permitted under the SEC rules and commonly referred to as “householding,” is designed to provide extra convenience for shareholders and potential cost savings for companies.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker if your shares are held in a brokerage account or our proxy solicitor, Okapi, if you hold registered shares. We will promptly deliver a separate copy of the proxy materials upon request. You can notify Okapi at the following address or phone number: Okapi Partners LLC, 1212 Avenue of the Americas, 17th Floor, New York, New York 10036, at (877) 285-5990 (toll-free from the U.S. and Canada) or at +1(917) 484-4426 (from other locations).

How do I attend the Annual Meeting?

There will not be a physical location for the Annual Meeting. Instead, the Company’s shareholders may participate in a live webcast of the Annual Meeting.

You must register in advance in order to attend the Annual Meeting. Shareholders as of the Record Date must register in advance to participate in the Annual Meeting by visiting the website www.cesonlineservices.com/sbux24_vm. Please have your BLUE proxy card or BLUE voting instruction form, notice, or other communication containing your control number available and follow the instructions to complete your registration request. After registering, shareholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to register to participate in the Annual Meeting must be received by no later than [●] a.m., Pacific Time on [●], 2024. Participation in the meeting is limited due to the capacity of the host platform and access to the meeting will be accepted on a first-come, first-served basis once electronic entry begins. Electronic entry to the meeting will begin at [●] a.m., Pacific Time, and online check-in will start at approximately [●] a.m., Pacific Time.

Shareholders who have completed the registration process for the Annual Meeting may submit a question to the Company in advance of the Annual Meeting. You may submit a question during the Annual Meeting by entering it in the “Ask a Question” box located on the virtual meeting website and clicking the “Send” button.

What if I experience technical issues with the virtual meeting platform?

If you encounter any technical difficulties accessing the meeting, please refer to the meeting reminder email, which will include technical support contact information, including a telephone number and email address. Technical support will be available beginning at [●] a.m., Pacific Time on [●], 2024 and will remain available until the Annual Meeting has ended. We encourage you to access the Annual Meeting before it begins at [●] a.m., Pacific Time on [March 13], 2024.

Where can I find additional information concerning Starbucks?

Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this Proxy Statement certain disclosures required by applicable law to be included in the Company’s Proxy Statement in connection with the Annual Meeting. Such disclosures include information regarding securities of the Company beneficially owned by the Company’s directors, nominees and management; certain shareholders’ beneficial ownership of more than 5% of the Company’s voting securities; information concerning the Company’s directors who are not up for election at the Annual Meeting; information concerning executive compensation; and information concerning the procedures for submitting shareholder proposals and director nominations intended for consideration at the 2025 annual meeting of shareholders and for consideration for inclusion in the proxy materials for that meeting. If the Company does not distribute the Company’s definitive proxy statement to shareholders at least ten days prior to the Annual Meeting, we will distribute to the shareholders a supplement to this Proxy Statement containing such disclosures at least ten days prior to the Annual Meeting. We take no responsibility for the accuracy or completeness of information contained in or excerpted from the Company’s Proxy Statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement and all other solicitation materials in connection with this Proxy Solicitation will be available on the internet, free of charge, on the SEC’s website at http://www.sec.gov/ and the Participants’ campaign website at www.BrewABetterStarbucks.com.

16

CONCLUSION

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed BLUE proxy card today.

Thank you for your support,

Strategic Organizing Center
Service Employees International Union
Mary Kay Henry
Ahmer Qadeer
Michael Zucker
Maria Echaveste
Joshua Gotbaum
Wilma B. Liebman

[—], 2024

17

ANNEX I: INFORMATION ON THE PARTICIPANTS

The “participants” in this Proxy Solicitation are: (i) the Strategic Organizing Center (the “SOC”), (ii) the Service Employees International Union (the “SEIU”), (iii) Mary Kay Henry, (iv) Ahmer Qadeer, (v) Michael Zucker ((i) through (v) collectively, the “Nominating Group Parties”), (vi) Maria Echaveste, (vii) Joshua Gotbaum and (viii) Wilma B. Liebman ((vi) through (viii) collectively, the “SOC Nominees” and, together with the Nominating Group Parties, the “Participants”).

As of the close of business on [—], 2024, the SOC beneficially owns, in the aggregate, 161.627478 shares of Common Stock. Except for the 161.627478 shares of Common Stock beneficially owned by the SOC, none of the Participants, including the SOC Nominees, beneficially own or own of record any shares of Common Stock. On November 3, 2023, the SOC acquired 96.627478 of the 161.627478 shares of Common Stock that it beneficially owns.

The address of the business office of each of the SOC and Michael Zucker is 1900 L Street, NW, Suite 900, Washington, DC 20036. The address of the business office of Mary Kay Henry and Ahmer Qadeer is 1800 Massachusetts Avenue NW, Washington, DC 20036.

The principal business, or principal occupation, as applicable, of (i) the SOC is as an advocacy organization for shareholders, consumers and other stakeholders; (ii) the SEIU is as a labor union organization; (iii) Ms. Henry is as the Chair of the Leadership Council of the SOC and as the International President of the SEIU; (iv) Mr. Qadeer is as the Director of Strategic Initiatives at the SEIU; and (v) Mr. Zucker is as the Executive Director of the SOC.

The principal business addresses, along with the principal occupation, of each of the SOC Nominees are disclosed in the section titled “PROPOSAL 1: ELECTION OF DIRECTORS”.

Except as set forth in this Proxy Statement (including this Annex), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this Proxy Solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including any of the Participants, who is a party to an arrangement or understanding pursuant to which the SOC Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Proxy Statement. There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the SOC Nominees, except as set forth in this Proxy Statement (including the Annexes), none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years. Neither the SOC Nominees nor any associate of an SOC Nominee has served as a director or named executive officer of the Company at any point during the last three fiscal years of the Company.

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IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please give us your proxy “FOR” all of the SOC Nominees and to “WITHHOLD” on all the Opposed Company Nominees in one of three ways:

●	Voting via the Internet by following the easy instructions on the enclosed BLUE proxy card or BLUE voting instruction form;
●	Voting by phone using the toll-free number listed on the enclosed BLUE proxy card or BLUE voting instruction form and following the easy voice prompts; or
●	If you do not have access to a touch-tone phone or the Internet, you may sign, date and return the enclosed BLUE proxy card or BLUE voting instruction in the postage-paid envelope provided. We encourage all shareholders to vote electronically.

If any of your shares are held in the name of a broker, bank, bank nominee or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free phone or by the Internet. You may also vote by signing, dating and returning the enclosed BLUE voting instruction form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a BLUE proxy card to be issued representing your shares. Please follow the simple instructions on the enclosed BLUE proxy card.

After voting the enclosed BLUE proxy card, DO NOT SIGN OR RETURN STARBUCKS’ WHITE PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed and returned a white proxy card to Starbucks, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to Starbucks by voting by phone or the Internet following the instructions on the enclosed BLUE proxy card or by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting by delivering a written notice of revocation to the Company, by delivering a later-dated proxy for the Annual Meeting to Okapi or by voting by ballot in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement or need help voting your shares, please contact our proxy solicitor:

Okapi Partners LLC

1212 Avenue of the Americas, 17th Floor

New York, New York 10036

SHAREHOLDERS CALL:

(877) 285-5990 (TOLL-FREE from the U.S. and Canada) or

+1(917) 484-4426 (from other locations)

Banks and Brokers Call: +1 (212) 297-0720

Email: info@okapipartners.com

19

PRELIMINARY COPY SUBJECT TO COMPLETION

PLEASE SUBMIT YOUR VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

STARBUCKS CORPORATION

BLUE Proxy Card for 2024 Annual Meeting of Shareholders Scheduled for [March 13], 2024
(the “Annual Meeting”):

THIS PROXY SOLICITATION IS BEING MADE BY THE STRATEGIC ORGANIZING CENTER (THE “SOC”), THE SERVICE EMPLOYEES INTERNATIONAL UNION, MARY KAY HENRY, AHMER QADEER, MICHAEL ZUCKER (TOGETHER, THE “NOMINATING GROUP PARTIES,” “WE” OR “US”) AND THE SOC NOMINEES NAMED IN PROPOSAL 1

THE BOARD OF DIRECTORS (THE “BOARD”) OF STARBUCKS CORPORATION IS NOT SOLICITING THIS PROXY

B

The undersigned appoints each of Michael Zucker, Bruce Goldfarb and Eleazer Klein as attorneys and agents with full power of substitution, to vote all shares of common stock of Starbucks Corporation, a Washington corporation (the “Company”), that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company scheduled to be held on [March 13], 2024, at [—], including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority as to any and all other matters that may properly come before the meeting or any adjournment, postponement or substitution thereof that are unknown to the Nominating Group Parties a reasonable time before this solicitation.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting (including any adjournments or postponements thereof).

IF YOU SUBMIT A VALIDLY EXECUTED BLUE PROXY CARD, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. THE NAMED PROXIES WILL ALSO EXERCISE THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, SUBJECT TO APPLICABLE LAW. IF YOU DO NOT INDICATE AN INSTRUCTION WITH RESPECT TO PROPOSAL 1, THE BLUE PROXY CARD WILL BE VOTED AS FOLLOWS WITH RESPECT TO ANY SUCH PROPOSAL: “FOR” ALL THE SOC NOMINEES LISTED IN PROPOSAL 1, AND “WITHHOLD” ON [—], [—] and [—] (THE “OPPOSED COMPANY NOMINEES”) AND [—], [—], [—], [—], [—], [—], [—] and [—] (THE “UNOPPOSED COMPANY NOMINEES”). IF YOU DO NOT INDICATE AN INSTRUCTION WITH RESPECT TO ANY OF THE PROPOSALS OTHER THAN PROPOSAL 1, THE NAMED PROXIES WILL EXERCISE THEIR DISCRETION TO CAUSE YOUR PROXY TO ABSTAIN ON SUCH OTHER PROPOSALS.

WHILE YOU MAY MARK INSTRUCTIONS WITH RESPECT TO ANY OR ALL OF THE NOMINEES LISTED IN PROPOSAL 1, YOU MAY MARK A VOTE “FOR” ONLY ELEVEN NOMINEES IN TOTAL. IF YOU MARK A VOTE “FOR” WITH RESPECT TO FEWER THAN ELEVEN NOMINEES, YOUR SHARES WILL BE VOTED “FOR” ONLY WITH RESPECT TO THOSE NOMINEES YOU HAVE SO MARKED. IF YOU MARK A VOTE “FOR” WITH RESPECT TO MORE THAN ELEVEN NOMINEES, YOUR VOTES ON PROPOSAL 1 REGARDING NOMINEES WILL BE INVALID AND WILL NOT BE COUNTED.

L
U
E

P
R
O
X
Y

TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Starbucks Corporation common stock for the upcoming Annual Meeting of Shareholders.

YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:

Submit your proxy by Internet

Please access [—] (please note you must type an “s” after “http”). Then, simply follow the easy instructions on the voting site. You will be required to provide the unique Control Number printed below.

Submit your proxy by Phone
Please call toll-free in the U.S. or Canada at [—] on a touch-tone phone. You will be required to provide the unique control number printed below.

CONTROL NUMBER

You may vote by phone or Internet 24 hours a day, 7 days a week.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned the BLUE proxy card.

Submit your proxy by Mail
Please complete, sign, date and return the BLUE proxy card in the envelope provided to: [ADDRESS]

6TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED6☐

X	Please mark vote as in this sample

Proposal 1 – Election of directors for a term ending as of the 2025 annual meeting of shareholders or until their successors are duly elected and qualified. Vote “FOR” up to eleven (11) nominees in total. If you vote “for” less than 11 nominees, your shares will only be voted for those nominees you have marked. If you vote “for” more than 11 nominees, your votes on Proposal 1 will become invalid and will not be counted.

The SOC recommends you vote “FOR” all of the SOC Nominees.

THE SOC NOMINEES	FOR	WITHHOLD
Maria Echaveste	☐	☐
Joshua Gotbaum	☐	☐
Wilma B. Liebman	☐	☐

The SOC makes no recommendation on the Unopposed Company Nominees.

UNOPPOSED COMPANY NOMINEES	FOR	WITHHOLD
[•]	☐	☐
[•]	☐	☐
[•]	☐	☐
[•]	☐	☐
[•]	☐	☐
[•]	☐	☐
[•]	☐	☐
[•]	☐	☐

The SOC recommends you “WITHHOLD” on all the Opposed Company Nominees.

OPPOSED COMPANY NOMINEES	FOR	WITHHOLD
[•]	☐	☐
[•]	☐	☐
[•]	☐	☐

The SOC makes no recommendation with respect to Proposals 2 through 6.

	FOR	AGAINST	ABSTAIN
Proposal 2 – To approve, on a nonbinding, advisory basis, the compensation paid to the Company’s named executive officers.	☐	☐	☐
Proposal 3 – To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2024.	☐	☐	☐
Proposal 4 – Shareholder proposal requesting a report on plant-based milk pricing.	☐	☐	☐
Proposal 5 – Shareholder proposal requesting a report on direct and systemic discrimination.	☐	☐	☐
Proposal 6 – Shareholder proposal requesting a report on human rights policies.	☐	☐	☐

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE

ONLY VALID IF SIGNED AND DATED. Please sign EXACTLY as name appears hereon. If more than one owner, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date__________________________________

Signature

Signature (if jointly held)
_________________________________
Title(s)